EQUITY DISTRIBUTION AGREEMENT

$15,000,000

Tandem Diabetes Care, Inc.

Common Stock

July 27, 2017

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Tandem Diabetes Care, Inc., a company organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Jaffray & Co. (the “Agent”), as sales agent and/or principal, the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $15,000,000 (the “Shares”) on terms set forth herein.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 2 on the number of shares of Shares issued and sold under this Equity Distribution Agreement (this “Agreement”) shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares.

1.Representations and Warranties of the Company.

(a)The Company represents and warrants to, and agrees with, the Agent as follows:

(i)A registration statement on Form S-3 (File No. 333-200686), including a related Base Prospectus, relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”); (ii) been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act; and (iii) has or will become effective under the Securities Act (such date and time as of which the Registration Statement (as defined below) is declared effective by the Commission, the “Effective Time”).  The Company has complied and will comply to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Common Stock and other securities of the Company, and contains additional information concerning the Company and its business; no stop order of the Commission preventing or suspending the use of any Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined in Section 3 below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-3 (File No. 333-200686), as amended at the time of such Registration Statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the Registration Statement at the Effective Time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”).  Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to the Agent in connection with the offering of the Shares.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.  Any reference herein to the Registration Statement, any Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus as the case may be.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration

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Statement, any Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”), on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus, the Prospectus Supplement or such Permitted Free Writing Prospectus, if any, as the case may be, and deemed to be incorporated therein by reference.  “Time of Sale” means each time a Share is purchased pursuant to this Agreement or any Terms Agreement (as defined below).

(ii)The Registration Statement complied, complies and will comply, as of the time it was filed with the Commission, as of the date hereof and, as amended or supplemented, as of the Effective Time, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets and will meet, and the offering and sale of the Shares as contemplated hereby complies and will comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4)); the Registration Statement did not and will not, as of the time it was filed with the Commission, as of the date hereof and as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Base Prospectus and the date such Base Prospectus was filed with the Commission and ends at the time of purchase did or will any Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Base Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus and the Prospectus Supplement will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a

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prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares did or will the Prospectus or any Prospectus Supplement, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus, if any, and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, such Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, if any; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)The Company (i) has not alone engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”) other than Testing-the-Waters Communications with the consent of the Agent with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Agent to engage in Testing-the-Waters Communications.  The Company reconfirms that the Agent has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Testing-the-Waters Communications that is a written communication within the meaning of Rule 405.

(iv)Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within

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the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus, if any, is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus, if any, was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(v)Each Permitted Free Writing Prospectus, as of its issue date, each Time of Sale occurring after such issue date and at all subsequent times through the Prospectus Delivery Period (as defined below) or until any earlier date that the Company notified or notifies the Agent as described in Section 3(c)(ii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Base Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(vi)From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (“Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

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(vii)The financial statements included in the Registration Statement, the Base Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments.  The supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein in accordance with GAAP.  The selected financial data and the summary financial information included in the Registration Statement, the Base Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus under the Securities Act or the Rules and Regulations.  All disclosures contained in the Registration Statement, the Base Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Base Prospectus or the Prospectus that are not so included as required. The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Base Prospectus and the Prospectus are independent public accountants as required by the Securities Act, the Rules and Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(ix)Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Base Prospectus or the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

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(x)The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Base Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi)The Company has no subsidiaries.

(xii)The authorized and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Base Prospectus and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, (i) pursuant to this Agreement, (ii) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Base Prospectus and the Prospectus, or (iii) pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement, the Base Prospectus and the Prospectus).  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non‑assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company.

(xiii)The Shares to be purchased through or by the Agent from the Company have been duly authorized for issuance and sale through or to the Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any stockholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Base Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Shares will be subject to personal liability solely by reason of being such a holder.

(xiv)The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xv)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Base Prospectus and the Prospectus (including the issuance and sale of

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the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (as defined below), except with respect to clause (ii), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xvi)No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of the Nasdaq Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvii)The Company maintains effective internal control over financial reporting (as defined under Rule 13a‑15 and 15d‑15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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Except as described in the Registration Statement, the Base Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a‑15 and Rule 15d‑15 under the Exchange Act Regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xviii)There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xix)Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in Registration Statement, the Base Prospectus and the Prospectus, and, except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or as a result of any labor dispute, or any court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the Registration Statement, the Base Prospectus and the Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, (v) declared or paid any dividend on its share capital, or (vi) incurred any change in the share capital, net current assets, short-term debt or long-term debt of the Company.

(xx)The Company has good and marketable title to all real property owned by it and good title to all personal properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the Base Prospectus and the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all

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of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Registration Statement, the Base Prospectus or the Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)Except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the “FDA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Base Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, are not reasonably expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxii)Except as described in the Registration Statement, the Base Prospectus and the Prospectus, the Company (i) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances applicable to the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not reasonably be expected to result in a Material Adverse Effect, (ii) has not received any FDA Form 483 notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except, in the case of FDA Form 483 notices of adverse findings, singly or in the aggregate, as could not reasonably be expected to result in a Material Adverse Effect, (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and is not in violation of any term of any such Authorizations, (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit,

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investigation or proceeding, (v) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(xxiii)Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, neither the Company, nor the Company’s business operations, is in violation of any Health Care Laws.  For purposes of this Agreement, “Health Care Laws” means (i) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a) and the regulations promulgated pursuant to such statutes, (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder, (v) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto, (vi) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies, (vii) applicable foreign health care laws, (viii) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, and (ix) each of (i) through (viii) as may be amended from time to time.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity alleging that any product, operation or activity is in violation of any applicable Health Care Law or permit and has no knowledge that any such Governmental Entity is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any permits and has no knowledge that any such Governmental Entity is considering such action, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.

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(xxiv)Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company owns all right, title and interest in or otherwise has the right to use all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, including applications for any of the foregoing, and other intellectual property rights (collectively, “Intellectual Property”) that is necessary for, used or held for use in, or otherwise exploited in connection with, the conduct of the business now operated by them (“Company Intellectual Property”), and (ii) to the Company’s knowledge, the Company is not infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any third party.  Except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any respect, (ii) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Company Intellectual Property in any respect, (iii) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Company Intellectual Property that is necessary to its business (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property), (iv) to the Company’s knowledge, the Company is in compliance with the U.S. Patent and Trademark Office’s duty of candor and disclosure for patent applications within the Company Intellectual Property filed in the United States and have made no material misrepresentation in connection with such patent applications, and (v) the Company has taken reasonable measures to protect, maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

(xxv)All licenses for the use of the Intellectual Property described in the Registration Statement, the Base Prospectus and the Prospectus are valid, binding upon, and enforceable by or against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with the terms of each such license, except as may be limited by bankruptcy, insolvency or other similar laws.  The Company has complied in all material respects with, and is not in breach and, except as would not be expected to have a Material Adverse Effect, has not received any written asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person of any Intellectual Property license.

(xxvi)The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company is in

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compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company has not received any written notice of either proceedings or facts that would reasonably be expected to result in proceedings that remain outstanding or unresolved, relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxvii)The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company (“Company Studies”) were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; except to the extent disclosed in the Registration Statement, the Base Prospectus and the Prospectus, the Company is not aware of any other studies, tests or trials the results of which the Company reasonably believes call into question the Company Studies when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any Company Studies.

(xxviii)Except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that, if determined adversely to the Company, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xxix)There are no contracts or documents which are required by the Securities Act or the Rules and Regulations to be described in the Registration Statement, the Base Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxx)The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has

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no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  The Company has not been denied any insurance coverage which it has sought or for which it has applied in the prior two years.

(xxxi)No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xxxii)Except as described in the Registration Statement, the Base Prospectus and the Prospectus or would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xxxiii)The Company is not (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of

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any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiv)The Company (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”), (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxv)All U.S. federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments, if any, as are being contested in good faith or will be timely contested in good faith and as to which adequate reserves have been provided.  The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith or will be timely contested in good faith and as to which adequate reserves have been established by the Company or as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxvi)Other than as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, (i) no “employee benefit plan” (as defined in Section 3(3) of ERISA), for which the Company would have any liability (whether absolute or contingent) (each a “Plan”) has experienced a failure to satisfy the “minimum funding standard” (as defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the

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“Code”)), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) or any similar minimum funding failure event with respect to any Plan (other than a Plan that under applicable law is required to be funded by a trust or funding vehicle maintained exclusively by a governmental authority) that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens; (ii) there currently are no proceedings under Section 4042 of ERISA by the Pension Benefit Guaranty Corporation for the termination of, or the appointment of a trustee to administer, any Plan, nor are any such proceedings currently likely to occur; (iii) no Plan is, or is expected to be, in “at risk” status  (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (iii) each Plan is in compliance in all respects with applicable law, including, without limitation, ERISA and the Code; (iv) other than in the ordinary course, neither the Company nor any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the Code has incurred or reasonably expects to incur any liability with respect to any Plan (A) under Title IV of ERISA or (B) in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and except, on a case by case basis, limited extensions of health insurance benefits (for a period of no more than 18 months post-employment) to former employees receiving severance payments from the Company; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or is in the process of being submitted to the Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.  The Company is not, and has not been at any time during the last three years, a party to any collective bargaining agreement or other labor agreement with respect to employees of the Company.  There are no pending, or, to the best of the Company’s knowledge, threatened, activities or proceedings by any labor union or similar entity to organize any employees of the Company other than as would not reasonably be expected to have a Material Adverse Effect.  No labor dispute with or labor strike, work stoppage or other material labor disturbance by the employees of the Company exists or to the Company’s knowledge is imminent.

(xxxvii)Any statistical and market-related data included in the Registration Statement, the Base Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii)The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the Net Proceeds therefrom as described in the Registration Statement, the Base Prospectus and the

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Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940.

(xxxix)The statements set forth or incorporated by reference, as applicable, in each of the Registration Statement, Base Prospectus and the Prospectus under the caption “Description of Capital Stock – Common Stock,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xl)There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Base Prospectus and the Prospectus and have been waived.

(xli)The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering of the Shares.

(xlii)The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the Rules and Regulations.

(xliii)The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xliv)The Company will use its commercially reasonable efforts to obtain approval of the Shares for inclusion, subject to official notice of issuance on the Nasdaq Global Market.

(xlv)The Company has not distributed and, prior to the later to occur of any Settlement Date (as defined below) and completion of the sale of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus to which the Agent has consented and any Permitted Free Writing Prospectus.

(xlvi)None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making

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use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlvii)The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlviii)None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlix)Except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Agent.

(l)The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act).

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(li)Any certificate signed by any officer of the Company and delivered to the Agent or the Agent's counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to Agent as to the matters covered thereby.

2.Purchase, Sale and Delivery of Shares.

(a)At the Market Sales.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.  The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i)Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time.  The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii), the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 2(a)(iii) below, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7.  The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v)

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below.  It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement of any Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control.  For the purposes hereof, “Trading Day” means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(ii)The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a Trading Day for the Nasdaq Global Market (other than a day on which the Nasdaq Global Market is scheduled to close prior to its regular weekday closing time).  The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Common Stock sold by the Agent under this Section 2(a) on the Nasdaq Global Market at the time of such sale.

(iii)Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend further sales of the Shares, whereupon the Agent shall so suspend further sales of the Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Shares.

(iv)The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 2(a), other than (i) by means of ordinary brokers’ transactions between members of the Nasdaq Global Market that qualify for delivery of a Prospectus to the Nasdaq Global Market in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in accordance with Section 2(b).

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(v)The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), and such rate of compensation shall not apply when the Agent acts as principal but in no event shall such compensation when the Agent acts as principal, when combined with the reimbursement of the Agent for the out of pocket reasonable fees and disbursements of Agent’s counsel pursuant to Section 3(g), exceed 8.0% of the gross sales price of the Shares.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, or reimbursement of expenses that the Agent may be entitled to pursuant to the terms of this Agreement, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, the Net Proceeds payable to the Company, the compensation payable by the Company to the Agent with respect to such sales, and the additional expenses deducted from the Net Proceeds payable to the Company.

(vii)All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Agent for the accounts of the Agent against payment of the Net Proceeds therefor by wire transfer of same day funds payable to the order of the Company, at 9:00 a.m. Central time on the third full business day following the date on which such Shares are sold, or at such other time and date as Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.”  If the Agent so elects, delivery of the Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Agent.  On each Settlement Date, the Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(b)Terms Agreement Sales.

(i)If the Company wishes to issue and sell any Shares in At the Market Offerings in a manner other than as set forth in Section 2(a) of this Agreement, it will notify the Agent of the proposed terms of such sale.  If the Agent, acting as

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principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement (in the form set forth on Schedule 3 (the “Terms Agreement”)) setting forth the terms of such sale.

(ii)The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(iii)Immediately following execution of any Terms Agreement, the Company will prepare a prospectus supplement containing the selling terms of the Shares, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(c)Each sale of the Shares to the Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent.  The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the Settlement Date of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 of this Agreement and any other information or documents required by the Agent.

(d)Under no circumstances shall the number of the Shares sold pursuant to this Agreement and any Placement Notice exceed the aggregate value of shares set forth in the first paragraph of this Agreement or the number of Shares available for issuance under the currently effective Registration Statement.  In addition, the number of the Shares sold pursuant to this Agreement and any Placement Notices delivered pursuant to this Agreement shall not exceed any additional limitations on the sale of the Shares delivered to Agent by the Company in writing.

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(e)Nothing herein contained shall constitute the Agent an unincorporated association or partner with the Company.

(f)Under no circumstances shall any Shares be sold pursuant to this Agreement or any Terms Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission, except to the extent the effectiveness of the Registration Statement has been extended in accordance with the Securities Act and the Rules and Regulations.

3.Covenants.  The Company covenants and agrees with the Agent as follows:

(a)During the period beginning on the Effective Time and ending on such date when the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement including any Rule 462(b) Registration Statement), the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, the Company shall furnish to the Agent for review a copy of each such proposed amendment or supplement, allow the Agent a reasonable amount of time to review and comment on such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Agent or counsel to the Agent reasonably object.  Subject to this Section 3(a), immediately following execution of this Agreement, the Company will prepare a prospectus supplement describing the selling terms of the Shares hereunder, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares hereunder and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(b)After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or for any amendments or supplements to the Registration Statement, Base Prospectus, Prospectus or any Permitted Free Writing Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable best efforts to obtain the lifting of

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such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c)(i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus.  If during such period any event occurs as a result of which the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Agent or counsel to the Agent to amend the Registration Statement or supplement the Base Prospectus, Prospectus or any Permitted Free Writing Prospectus, to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify Agent and will amend the Registration Statement or supplement the Base Prospectus, Prospectus or any Permitted Free Writing Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance within the time period prescribed by the Securities Act or the Exchange Act.

(ii)In the event that the Agent is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.  The Company shall cause each amendment or supplement to any Base Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document which would be deemed to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(iii)If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus or

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included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.  The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12‑month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement or any Terms Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issuance, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) all fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which Agent shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and fees and disbursements of Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, which shall not exceed $15,000, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating

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to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its reasonable out-of-pocket expenses and disbursements in an amount which, taken together with the fees and disbursements of Agent’s counsel, shall not exceed $50,000.

(h)The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus.

(i)The Company will not, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for (i) the registration of the Shares and the sale of the Shares through the Agent pursuant to this Agreement or to the Agent pursuant to any Terms Agreement, (ii) the sale of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) the issuance of shares of restricted stock, restricted stock units, options or other equity awards granted pursuant to employee benefit plans and the issuance of shares of Common Stock upon the exercise of such outstanding options or awards or the vesting of such equity awards, (iv) the issuance of shares pursuant to the exercise, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and (v) the issuance of securities in connection with an acquisition, merger, sale or purchase of assets, license or collaboration; provided that, in connection with the preceding clause (v), the Company shall not issue any such securities without (A) giving the Agent at least three business days’ prior written notice specifying the nature and date of the proposed issuance, and (B) suspending activity under this Agreement for such period of time as requested by the Agent.

(j)The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (ii) a violation of Regulation M.  The Company shall notify the Agent of any violation of Regulation M by the Company or any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.  The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act.  The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

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(k)Except as contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, any Terms Agreement or the consummation of the transactions contemplated hereby or thereby.

(l)During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and other reports as required by the Exchange Act Regulations.

(m)The Company will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within the Company.

(n)The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(o) (i) On the date of entering into this Agreement, and (ii) during the term of this Agreement, on each date that the Company (A) files an amendment to the Registration Statement or Prospectus (other than relating solely to the offering of securities other than the Shares), (B)  files an annual report on Form 10-K under the Exchange Act or files its quarterly reports on Form 10-Q under the Exchange Act; and (C) files a report on Form 8-K containing amended financial statements (other than an earnings release) under the Exchange Act, (each of the dates in (A), (B) and (C) are referred to herein as a “Bringdown Date”), the Company shall cause:

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(i)Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, to furnish to the Agent its opinion or opinions, dated as of such date and addressed to Agent, in form and substance reasonably satisfactory to the Agent.

(ii)Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., intellectual property and patent counsel for the Company, to furnish to the Agent its opinion, dated as of such date and addressed to Agent, in form and substance reasonably satisfactory to the Agent.

The requirement to provide opinions under this Section 3(o) shall be waived for any Bringdown Date occurring at a time at which (i) no Terms Agreement is in effect and (ii) no Placement Notice is pending, which waiver shall continue until the earlier to occur of (i) the date the Company and the Agent enter into a Terms Agreement (which for such calendar quarter shall be considered a Bringdown Date) or (ii) the date the Company delivers a Placement Notice to the Agent.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide the Agent with opinions under this Section 3(o), then before the Company enters into a Terms Agreement or the Agent sells any Shares pursuant to Section 2(a), the Company shall cause the opinions (if not delivered on the date of the prior Form 10-K), comfort letter, certificates and documents that would be delivered on a Bringdown Date to be delivered.

(p)On or prior to the date of this Agreement and, during the term of this Agreement, on each Bringdown Date to which a waiver does not apply, the Company shall cause Ernst & Young LLP, or other independent accountants satisfactory to the Agent, to deliver to the Agent a letter, dated as of such date and addressed to Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2‑01 of Regulation S‑X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as ordinarily included in accountants’ “comfort letters” with respect to financial statements and certain financial information.

(q)On or prior to the date of this Agreement and, during the term of this Agreement, on each Bringdown Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate, dated as of such date and addressed to Agent, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii)No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent use of the

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Registration Statement, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)The Shares have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;

(iv)The signers of said certificate have carefully examined the Registration Statement, the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus),

(A)each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)at no time during each period that begins on the earlier of the date of such Base Prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such Base Prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of the certificate did such Base Prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

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(C)since the date of this Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,

(D)Except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to sales of Shares pursuant to this Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short‑term or long‑term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E)except as stated in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

(r)The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(s)The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Global Market.

(t)At any time during the term of this Agreement, as supplemented from time to time, the Company shall advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 3 herein.

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(u)The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(v)If to the knowledge of the Company, any condition set forth in Section 4(a), 4(b) or 4(h) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares

(w)The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than the Agent.

4.Conditions of Agent’s Obligations.  The obligations of the Agent hereunder and under any Terms Agreement are subject to (i) the accuracy, as of the Effective Time, each Bringdown Date, each Time of Sale, and each execution and delivery by the Company of a Terms Agreement (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.

(b)The Agent shall not have been advised by the Company that the Registration Statement, the Base Prospectus, the Prospectus, or any amendment thereof or supplement thereto, or any Permitted Free Writing Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

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(c)Except as contemplated in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus, subsequent to the respective dates as of which information is given in the Base Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to sales of the Shares pursuant to this Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short‑term or long‑term debt of the Company, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus.

(d)On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities or;

(e)The Company shall have performed each of its obligations under Sections 3(o) – 3(q).

(f)On each Bringdown Date to which a waiver does not apply, there shall have been furnished to the Agent such opinion or opinions from Clifford Chance US LLP, counsel for the Agent, dated as of such Bringdown Date and addressed to Agent, with respect to the formation of the Company, the validity of the Shares, the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, as applicable, and other related matters as Agent reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(h)All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i)The Company shall have furnished to Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to Agent and the

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Agent’s counsel.  The Company will furnish Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall reasonably request.

5.Indemnification and Contribution.

(a)The Company agrees to indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Base Prospectus, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or any Permitted Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part, any failure of the Company to perform its respective obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Base Prospectus, the Prospectus, or any such amendment or supplement or any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use in the preparation thereof. “Rule 430B Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse the Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Agent shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by J.P. Morgan Securities LLC (the “Prime

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Rate”).  Any such interim reimbursement payments which are not made to the Agent within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b)The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, where the Agent is the indemnified party, that if, (i) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (ii) the indemnified party shall have reasonably concluded based on advice from outside counsel that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iii) in the sole judgment of the indemnified party, the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party shall have the right to employ a

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single counsel to represent the indemnified party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.   The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent

35

such untrue statement or omission.  The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Securities Act; and the obligations of the Agent under this Section 5 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)The Agent confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Agent set forth in the Base Prospectus, and to be set out in the Prospectus, and any Permitted Free Writing Prospectus are correct and constitute the only information concerning such Agent furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

6.Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7.Termination of this Agreement.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination

36

shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Agent for the Company, then Sections 3(g) shall remain in full force and effect, (ii) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of (i) the issuance and sale of all of the Shares through the Agent on the terms and subject to the conditions set forth herein and in the Terms Agreement, (ii) three years having elapsed since the Registration Statement became effective pursuant to Rule 462 under the Securities Act or (iii) the Company becoming ineligible to use the Registration Statement.

(d)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

(f)In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Agent, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Base Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Settlement Date, trading in securities on the Nasdaq Global Market shall have been suspended or limitations or minimum prices shall have been established, trading in the securities of the Company on the Nasdaq

37

Global Market shall have been suspended, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Agent’s judgment, to make it impracticable to market the Shares.  If the Agent elects to terminate its obligations pursuant to this Section 7(f), the Company shall be notified promptly in writing.

8.Default by the Company.  If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

9.Notices.  Except as otherwise provided herein, all communications under this Agreement or any Terms Agreement shall be in writing and, if to the Agent, shall be mailed, delivered or faxed to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel (Fax No. (612) 303-8199); if to the Company, shall be mailed, delivered or faxed to it at Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, CA 92121, Attention:  General Counsel (Fax No. (858) 362-7070); or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5(e).  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11.Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (i) the Agent has been retained solely to act as an sales agent and/or principal in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Agent has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether the Agent has advised or are advising the Company on other matters; (ii) the price and other terms of the Shares set forth in this Agreement and any Terms Agreement were established by the Company following discussions and arms-length negotiations with the Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement;

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(iii) it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (iv) it has been advised that the Agent is acting, in respect of the transactions contemplated by this Agreement and any Terms Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (v) it waives to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and any Terms Agreement and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.Governing Law.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

13.Submission to Jurisdiction, Etc.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.Counterparts.  This Agreement and any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,
TANDEM DIABETES CARE, INC.

		By:	/s/ Kim Blickenstaff
Name: Kim Blickenstaff
Title: Chief Executive Officer

Confirmed as of the date first
above mentioned.

PIPER JAFFRAY & CO.

By:	/s/ Neil Riley
Name: Neil Riley
Title: Managing Director, ECM

[Signature Page to the Equity Distribution Agreement]

Schedule 1

FORM OF PLACEMENT NOTICE

From:	Tandem Diabetes Care, Inc.
To:	[ ]
Subject:	Piper Jaffray & Co. At-the-Market Offering – Placement Notice

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Tandem Diabetes Care, Inc. (the “Company”), and Piper Jaffray & Co. (the “Agent”) dated July 27, 2017 [(the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [●] shares of the Common Stock, par value $0.001 per share, at a minimum market price of $[●] per share.  Sales should begin on [specify date that permits Agent to comply with Reg M] and shall continue until [●] /[all shares are sold].

Schedule 2

Company Representatives

Kim D. Blickenstaff

John Cajigas

Susan Morrison

David B. Berger

Agent Representatives

Neil Riley

Tom Wright

Schedule 3

Form of Terms Agreement

Tandem Diabetes Care, Inc.

Common Stock

TERMS AGREEMENT

______, 2017

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota  55402

Dear Sirs:

Tandem Diabetes Care, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated July 27, 2017 (the “Equity Distribution Agreement”), between the Company and Piper Jaffray & Co. (“Piper Jaffray”), to issue and sell to Piper Jaffray the securities specified in the Schedule hereto (the “Purchased Securities”)[, and solely for the purpose of covering over-allotments, to grant to Piper Jaffray the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)].

[Piper Jaffray shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by Piper Jaffray to the Company for the Purchased Securities.  This option may be exercised by Piper Jaffray at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Piper Jaffray, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing

Date], except that each representation and warranty in Section 1 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Piper Jaffray and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

TANDEM DIABETES CARE, INC.

By:
Name:
Title:

ACCEPTED as of the date

first above written

PIPER JAFFRAY & CO.

By:
Name:
Title:

Schedule to Schedule 3

Title of Purchased Securities [and Additional Securities]*:	Common Stock, par value $0.001 per share
Number of Shares of Purchased Securities:
[Number of Shares of Additional Securities:]*
[Price to Public:]
Purchase Price by Piper Jaffray:
Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:	Free delivery of the Shares to the Agent’s account at the Depository Trust Company in return for payment of the purchase price.
Settlement Date:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1) The opinions referred to in Section 3(o).

(2) The opinions referred to in Section 4(f).

(3) The accountants’ letters referred to in Section 3(p).

(4) The officers’ certificates referred to in Section 3(q).

(5) Such other documents as the Agent shall reasonably request.

*Include only if Piper Jaffray has an over-allotment option